Exhibit 10.1

AMENDMENT No. 4
TO SUPPLY AGREEMENT

THIS AMENDMENT No. 4 TO SUPPLY AGREEMENT (“Amendment No. 4”) is entered into by and between Stryker Corporation, a Michigan corporation, acting through its Instruments Division (“Stryker”) and Synergetics, Inc., a Missouri corporation (“Supplier”).

WHEREAS, Stryker and Supplier entered into that certain Supply Agreement dated March 31, 2010, amended by that Amendment No. 1 dated November 28, 2011, that Amendment No. 2 dated June 30, 2012, and that Amendment No. 3 dated October 28, 2013 (the Supply Agreement and all duly executed amendments shall collectively be referred to herein as the “Agreement”); and

WHEREAS, Stryker and Supplier now desire to further amend the terms and conditions of the Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Stryker and Supplier hereby agree as follows.

1.	Term. Section 6.1 of the agreement shall be deleted in its entirety and replaced with the following:

Unless earlier terminated in accordance with the provisions of this Agreement, the initial term of this Agreement shall commence on the Effective Date and shall end on March 31, 2019 (“Initial Term”); provided however, that this Agreement shall remain in effect with respect to any Purchase Order in effect at the end of the Initial Term until performance thereunder is completed, unless or until such Purchase Order is itself terminated as herein provided.  The Parties may extend this Agreement on mutual agreement for additional periods of one (1) year and for a total of five (5) such one-year extensions (each one-year period a “Renewal Term”).  If a Party desires to extend this Agreement for a Renewal Term, such Party shall indicate its willingness to renew to the other Party by providing written notice at least one hundred eighty (180) days prior to the expiration of the Initial Term or any Renewal Term.  Such notice of renewal shall be deemed agreed to by the other Party unless such other party rejects such notice at least one hundred twenty (120) days prior to the expiration of the then current term (Initial Term or Renewal Term).  For purposes of this Agreement the “Term” shall mean the Initial Term and any Renewal Term and any other extension of this Agreement mutually agreed to by the Parties in writing.

2.	Ratification. Except as set forth herein, all remaining terms and conditions of the Agreement shall remain in full force and effect. To the extent any terms or conditions in this Amendment No. 4 conflict with the Agreement, the terms and conditions of this Amendment No. 4 shall control.

3.	Miscellaneous. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument. No agreement hereafter made shall be effected to change, modify, or discharge this Amendment, in whole or in part, unless such agreement is in writing and signed by or on behalf of the Party against whom the enforcement of the change, modification, or discharge is sought. This Amendment shall be binding on the Parties hereto and their respective personal and legal representatives, successors, and permitted assigns. Each person whose signature appears below represents and warrants that he or she has the authority to bind the entity on whose behalf he or she has executed this Amendment. A signature on behalf of one party delivered to the other party electronically, as by tele-facsimile or via electronic mail, shall be binding just as if delivered in person as an original signature.

Amendment No. 4
to Supply Agreement
Stryker and Synergetics
p. 2

IN WITNESS WHEREOF, the Parties have signed this Amendment intending to be legally bound by its terms.

Stryker Corporation		Synergetics, Inc.

By:	/s/ Craig Nelson	By:	/s/ David Hable

Name:	Craig Nelson	Name:	David Hable

Date:	July 16, 2015	Date:	July 14, 2015